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                                                                    EXHIBIT 10.1


                       AMENDMENT TO RELEASE AND SEVERANCE
                             COMPENSATION AGREEMENT

         This Amendment Agreement is made and entered into on this 22nd day of August 2002, by and among ProAssurance Corporation ("ProAssurance"), ProNational Insurance Company ("ProNational"), Professionals Group, Inc. ("Professionals Group") and Victor T. Adamo ("Executive"). ProAssurance, ProNational and Professionals Group and their respective majority owned subsidiaries are hereinafter collectively referred to as the "Companies."

                                    RECITALS

         The parties to this Amendment Agreement entered into a Release and Severance Compensation Agreement as of June 27, 2001 (the "Change of Control Agreement") in connection with the consolidation of Professionals Group and Medical Assurance, Inc. under ProAssurance, a newly formed insurance holding company (the "Consolidation"). The Change of Control Agreement provides to the Executive protection in the form of severance benefits that payable by the Companies on termination of his employment under certain circumstances after the Consolidation.

         The Companies have requested Executive to move his primary location of employment to the home office of ProAssurance in Homewood, Alabama, a suburb of Birmingham, Alabama. Executive has agreed to relocate on the condition that the Companies extend the Initial Term of his Change of Control Agreement. As set forth in this Amendment, the Companies have agreed to so extend the Initial Term of Executive's Change of Control Agreement on the condition that Executive relocate to Birmingham and Executive agrees to extend the duration of his covenant not to compete from two years to three years as set forth in this Amendment.

         The Compensation Committee and the Board of Directors of ProAssurance believes it is in the interest of ProAssurance to retain Executive as its chief operating officer under the terms



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and conditions set forth in this Amendment. The Board has approved this
Amendment of the Change of Control Agreement.

                                    AGREEMENT

         NOW THEREFORE, These Premises Considered, and in consideration of the mutual covenants and provisions in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The Executive agrees to relocate to the Birmingham, Alabama metropolitan area and to have his primary location of employment for purposes of the Change of Control Agreement be stated as the home of ProAssurance currently located at 100 Brookwood Place, Homewood, Alabama.

         2. The Change of Control Agreement is hereby amended to extend the Initial Term of the Change of Control Agreement by deleting Section 1 in its entirety therefrom and substituting in lieu thereof the following:

                  This Agreement is effective on June 27, 2001, and shall continue in effect until the later of either (i) June 27, 2005, or (ii) two years after the date upon which the Board of Directors of ProAssurance elects a successor to A. Derrill Crowe as the chief executive officer of ProAssurance (the "Initial Term"). Thereafter, this Agreement shall automatically be extended for successive terms of one year (a "Renewal Term"), except this Agreement may be terminated after the first Renewal Term upon delivery of written notice of the termination of this Agreement by any of the Companies at least six months prior to the expiration of any Renewal Term. If the Executive's employment is terminated during the term of the Agreement, the date on which the Executive's employment terminates shall be referred to as the "Date of Termination."


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         3.       The Change of Control Agreement is hereby further amended to change the primary location of Executive's employment from Okemos, Michigan to Birmingham, Alabama by deleting subparagraph 4(b) in its entirety therefrom and substituting in lieu thereof the following:

                  (b) The Companies require that the Executive's primary location of employment be more than 50 miles from Birmingham, Alabama;

         4. The Change of Control Agreement is hereby further amended to modify the non-competition covenant in certain respects by deleting Section 7 in its entirety therefrom and substituting in lieu thereof the following:

                  7.       Non-Competition.

                  In the event the Date of Termination occurs during the Initial Term or any Renewal Term, the Executive will not during the Restricted Period (herein defined):

                           (i) become employed by a competitor company that offers, sells or markets medical professional liability insurance in the primary market area of the Companies, except that Executive may be employed with a competitor company so long as and on the condition that the Executive does not participate in the operating activities of the medical professional liability insurance business of the competitor company; or

                           (ii) solicit or induce any employees of the Companies to leave such employment or accept employment with any other person or entity, or solicit or induce any insurance agent of the Companies to offer sell or market medical professional liability insurance for a competitor company in the primary market area of the Companies.

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                                    "Competitor company" means an insurance
                           company, insurance agency, business, for profit or not for profit organization (other than the Companies) that provides, or offers to provide medical professional liability insurance for health care providers.

                                    "Health care providers" means physicians,
                           dentists, podiatrist, physician assistants, nurse practitioners, other individual health care providers and hospital and other institutional health care providers.

                                    "Medical professional liability insurance"
                           means medical malpractice insurance and reinsurance for health care providers and equivalent self-insured services such as administration of self-insured trusts, claims management services and risk management services. "Medical professional liability insurance" does not include services provided as an employee of a health care provider if such services are rendered solely for the purpose of servicing medical professional liability risk of the employer or that of its employees.

                                    "Primary market area" means any state in
                           which the Companies derived more than $10 million in direct written premiums from the sale of medical professional liability insurance to health care providers in the most recent complete fiscal year prior to the Date of Termination and any state in which the Companies have on Date of Termination a plan for the expansion of marketing activities for the sale of medical professional liability


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                           insurance in that state which is likely to result in
                           direct written premiums from the sale of medical professional liability insurance of more than $15 million in the 18 months following the Date of Termination.

                                    "Restricted Period" means a period of 36
                           months from the Date of Termination.

                                    "Employed" includes activities as an owner,
                           proprietor, employee, agent, solicitor, partner, member, manager, principal, shareholder (owning more than 1% of the outstanding stock), consultant, officer, director or independent contractor.

                  If the Executive is deemed to have materially breached the non-competition covenants set forth in Section 7 of this Agreement, the Companies may, in addition to seeking an injunction or any other remedy they may have, withhold or cancel any remaining payments or benefits due to the Executive pursuant to Section 2 of this Agreement. The Companies shall give prior or contemporaneous written notice of such withholding or cancellation of payments in accordance with Section 2 hereof. If the Executive violates any of these restrictions, the Companies shall be further entitled to an immediate preliminary and permanent injunctive relief, without bond, in addition to any other remedy which may be available to the Companies.

                  Both parties agree that the restrictions in this Agreement are fair and reasonable in all respects, including the geographic and temporal restrictions, and that the benefits described in this Agreement, to the extent any separate or special


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         consideration is necessary, are fully sufficient consideration for the
         Executive's obligations under this Agreement.

         6. The parties hereby ratify, confirm and approve the terms of the Change of Control Agreement as amended hereby, and agree that the Change of Control Agreement as so amended shall be binding on the parties and their successors and assigns.

         In Witness Whereof the undersigned have duly executed this Amendment Agreement as of the date first written above.


                                          PROASSURANCE CORPORATION


                                          By  /s/ A. Derrill Crowe
                                            ----------------------------------
                                             Its Chairman


                                          PROFESSIONALS GROUP, INC.

                                          By  /s/ A. Derrill Crowe
                                            ----------------------------------
                                              Its Chairman


                                          PRONATIONAL INSURANCE COMPANY


                                          By  /s/ John O. Bashant
                                            ----------------------------------
                                              Its Vice President


                                             /s/ Victor T. Adamo
                                            ----------------------------------
                                                  Victor T. Adamo


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